UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Merck & Co., Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This filing consists of a Merck & Co., Inc. (“Merck”) Integration Management Office division/function team lead employee communication message template, first used in communications by Merck's division/function integration team leads on March 30, 2009, in connection with the proposed transaction between Merck and Schering-Plough Corporation.

Template Division/Function Letter for IMO Team Leads
SUBJECT: Division/Function Team Structure

Dear Colleagues,

The next step in our process of integrating Merck and Schering-Plough is building the divisional and functional teams who will be responsible for managing important integration-related issues and plans in their areas of expertise. These are the teams whose work will help ensure a smooth and coordinated transition to a new combined company. The teams will work directly with the Integration Management Office (IMO) as well as their respective organizations.

The teams will also work closely with members of the Schering-Plough integration teams. Our first face-to-face meeting will be on April 6-7 and it will mark the point in the Integration Process where we move from Mobilize to Plan.

In [NAME OF DIVISION/FUNCTION], the proper integration of our work will focus on these key areas [LIST AREAS]. These are the areas that are critical for us to get right, not only to successfully integrate Schering-Plough's organization into our own, but also to take advantage of the opportunities this merger affords to improve our customer focus and prospects for long-term growth from Day 1.

The team managing integration at the [NAME OF DIVISION/FUNCTION] level will consist of the following individuals, reporting to me:

[LIST NAMES/AREAS OF RESPONSIBILITY]

In addition to these areas of focus, we will also need experts in communications, human resources, IT, finance, legal and project management.

[OPTIONAL: The chart below highlights our team structure.]

[ORG CHART]

In the coming days, the members of this team will form sub teams within their respective areas to develop integration plans to meet targets, identify additional opportunities for growth and synergy, and address risks and dependencies. There may be instances where they will require support from colleagues currently not engaged in the integration. If this need arises, the teams will reach out to the appropriate people directly. As for those colleagues not directly involved in the integration, it is critical that our [DIVISION/FUNCTION] remain focused on our current responsibilities and commitments for 2009. It is in this way that every colleague contributes to a successful integration.

Please join me in welcoming the members of our integration team to this important assignment. As Adam Schechter shared with global colleagues last week, this is an incredibly exciting time in Merck's history. I am confident that we have the right strategy and team in place and that, with the continued dedication of Merck and Schering-Plough colleagues, we can make the new combined organization the future leader in global health care.

Sincerely,
[TEAM LEADER NAME]

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, statements about the benefits of the proposed merger between Merck and Schering-Plough, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Merck’s and Schering-Plough’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the possibility that the expected synergies from the proposed merger of Merck and Schering-Plough will not be realized, or will not be realized within the expected time period, due to, among other things, the impact of pharmaceutical industry regulation and pending legislation that could affect the pharmaceutical industry; the ability to obtain governmental and self-regulatory organization approvals of the merger on the proposed terms and schedule; the actual terms of the financing required for the merger and/or the failure to obtain such financing; the failure of Schering-Plough or Merck stockholders to approve the merger; the risk that the businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including, but not limited to, due to the failure to satisfy the closing conditions; Merck’s and Schering-Plough’s ability to accurately predict future market conditions; dependence on the effectiveness of Merck’s and Schering-Plough’s patents and other protections for innovative products; the risk of new and changing regulation and health policies in the U.S. and internationally and the exposure to litigation and/or regulatory actions. Merck and Schering-Plough undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.  Additional factors that could cause results to differ materially from those described in the forward-looking statements can be found in Merck’s 2008 Annual Report on Form 10-K, Schering-Plough’s 2008 Annual Report on Form 10-K and each company’s other filings with the Securities and Exchange Commission (the “SEC”) available at the SEC’s Internet site (www.sec.gov).

Additional Information

In connection with the proposed transaction, Schering-Plough will file a registration statement, including a joint proxy statement of Merck and Schering-Plough, with the SEC.  Investors are urged to read the registration statement and joint proxy statement (including all amendments and supplements to it) because they will contain important information.  Investors may obtain free copies of the registration statement and joint proxy statement when they become available, as well as other filings containing information about Merck and Schering-Plough, without charge, at the SEC’s Internet web site (www.sec.gov). These documents may also be obtained for free from Schering-Plough’s Investor Relations web site (www.schering-plough.com) or by directing a request to Schering-Plough’s Investor Relations at (908) 298-7436. Copies of Merck’s filings may be obtained for free from Merck’s Investor Relations Web Site (www.merck.com) or by directing a request to Merck at Merck’s Office of the Secretary, (908) 423-1000.

Merck and Schering-Plough and their respective directors and executive officers and other members of management and employees are potential participants in the solicitation of proxies from Merck and Schering-Plough shareholders in respect of the proposed transaction.

Information regarding Schering-Plough’s directors and executive officers is available in Schering-Plough’s proxy statement for its 2008 annual meeting of shareholders, filed with the SEC on April 23, 2008, and information regarding Merck’s directors and executive officers is available in Merck’s proxy statement for its 2009 annual meeting of stockholders, filed with the SEC on March 13, 2009.  Additional information regarding the interests of such potential participants in the proposed transaction will be included in the registration statement and joint proxy statement filed with the SEC in connection with the proposed transaction.